Exhibit 10.2

AMENDMENT NO. 2 TO

EMPLOYMENT, CONFIDENTIALITY, NON-COMPETITION

AND SEVERANCE AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (this “Amendment”) dated as of December 1, 2004, is made and entered into by and between Essential Group, Inc., a Delaware corporation (the “Company”), and Dennis Cavender (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into that certain Employment, Confidentiality, Non-Competition and Severance Agreement, dated October 27, 2003, (the “Agreement”);

WHEREAS, the Company and the Executive each desires to continue Executive’s employment with the Company without interruption; and

WHEREAS the Company and Executive each desires to amend the provisions of the Agreement as provided in paragraph 1 of this Amendment.

NOW, THEREFORE, the Company and Executive agree as follows:

1.	Amendments to Agreement.

(a)	Section 5 of the Agreement is hereby amended and restated to read in its entirety as follows:

“The Executive will receive a gross base salary of $200,000.00 per annum, which base salary the Board may adjust from time to time, payable at the times and in the manner consistent with the Company’s general policies regarding compensation of executive Employees. Such base salary includes any salary reduction contributions to (i) any Company-sponsored plan (the “401(k) Plan”) that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) any other Company-sponsored plan of deferred compensation or (iii) any Company-sponsored “cafeteria plan” under Section 125 of the Code.”

“The Company also agrees to pay Tatum CFO Partners, LTD. (“Tatum”) an amount of $1,000.00 on a monthly basis while the Executive is employed with the Company according to the terms and conditions of the Full-Time Permanent Engagement Resources Agreement, dated November 29, 2004 between Tatum and the Company (Exhibit A to Amendment No. 2).”

2.	Continuing Effectiveness of Agreement. Except as expressly provided herein to the contrary, the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same amendment.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

ESSENTIAL GROUP, INC.

/s/ C. Lee Jones		/s/ Dennis Cavender
By:	C. Lee Jones Day	Dennis Cavender—Chief Financial Officer
Its:	Chief Executive Officer

		Date:	December 1, 2004

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